CERTIFICATE AND INSTRUMENT OF AMENDMENT
                                     TO THE
             AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                       OF
                         CREDIT SUISSE OPPORTUNITY FUNDS

          The undersigned, being the Secretary of Credit Suisse Opportunity Funds, a Delaware statutory trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section
11.3 of the Agreement and Declaration of Trust, dated as of May 31, 1995, as amended to date (as so amended, the "Declaration of Trust"), and by the unanimous vote of the Trustees at a meeting duly held on February 15, 2005, the Trustees of the Trust duly adopted the following amendments:

               FIRST: Article XII, Section 12.1 of the Declaration of Trust is hereby deleted in its entirety.

               SECOND: Article XII, Section 12.2 is hereby renumbered as Article XII, Section 12.1.

               THIRD: Article XII, Section 12.3 is hereby renumbered as Article XII, Section 12.2.

               FOURTH: Article XII, Section 12.4 is hereby renumbered as Article XII, Section 12.3

               FIFTH: Article XII, Section 12.5 is hereby renumbered as Article XII, Section 12.4

               SIXTH: Article XII, Section 12.6 is hereby renumbered as Article XII, Section 12.5.

IN WITNESS WHEREOF, the undersigned has executed this certificate on the 4th day of February, 2005.

                                                     /s/J. Kevin Gao
                                                     ---------------
                                                     Name:  J. Kevin Gao
                                                     Title: Vice President and
                                                            Secretary

                                 ACKNOWLEDGMENT

STATE OF New York                           )

                                            ) ss.

COUNTY OF New York                          )



                                                                February 4, 2005

          Then personally appeared the above-named J. Kevin Gao and acknowledged the foregoing instrument to be his free act and deed.

                  Before me,

                                      Karen Regan    [Notary Seal]
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